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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-40788) of Lante Corporation of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
March 30, 2001